UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 29, 2013

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Entry into License, Joint Research and Product Development and Stock Purchase Agreements with Sumitomo Precision Products Co., Ltd.

On March 29, 2013, Visualant, Inc. (“Visualant” or the “Company”) entered into an Amendment to Joint Research and Product Development Agreement (“Amended Agreement”) with Sumitomo Precision Products Co., Ltd. (“SPP”). The Amended Agreement extends the Joint Research and Development Agreement from March 31, 2013 to December 31, 2013 and focuses on the commercialization of the Company’s ChromaID™ technology.

SPP is publicly traded on the Tokyo and Osaka Stock Exchanges and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world. Additional details are available at http://www.spp.co.jp/English/index2-e.html.

The above description of the Amendment to Joint Research and Product Development Agreement is intended only as a summary.  The full Amendment to Joint Research and Product Development Agreement is included as Exhibits 10.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Amendment to Joint Research and Product Development Agreement dated March 29, 2013 by and between Visualant, Inc. and Sumitomo Precision Products Co., Ltd.

99.1	Press release dated April 3, 2013 announcing the entry into Amendment to Joint Research and Product Development and Stock Purchase Agreements with Sumitomo Precision Products Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

April 4, 2013	By:	/s/ Mark Scott
Mark Scott, CFO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Joint Research and Product Development Agreement dated March 29, 2013 by and between Visualant, Inc. and Sumitomo Precision Products Co., Ltd.

99.1	Press release dated April 3, 2013 announcing the entry into Amendment to Joint Research and Product Development and Stock Purchase Agreements with Sumitomo Precision Products Co., Ltd.